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                                                                   EXHIBIT 4.3

                         (LOGO OF THESTREET.COM, INC.)
                              TheStreet.com, Inc.

Number                                                                    Shares
TSC


Common Stock

                            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                    SEE REVERSE FOR CERTAIN DEFINITIONS

                                             CUSIP 88368Q 10 3

THIS CERTIFIES THAT



IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE, OF TheStreet.com, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Corporation and all amendments thereto to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                        Corporate Seal of TheStreet.com, Inc.



/s/ Michael Zuckert           /s/ Kevin W. English
SECRETARY                     CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT




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                              TheStreet.com, Inc.

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM            - as tenants in common
                  TEN ENT            - as tenants by the entireties
                  JT  TEN            - as joint tenants with right of
                                       survivorship and not as tenants
                                       in common

UNIF GIFT MIN ACT - .........................Custodian..........................
                               (CUST)                          (MINOR)
                                   under Uniform Gifts to Minors
                                          Act...................................
                                                          (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _ _ _ _ _ _ _ _ _ _ _ _ _ _ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                              Shares of the Common Stock represented by the
within certificate, and do hereby irrevocably constitute and appoint

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                            Attorney to transfer the said shares on the books
of the within named Corporation with full power of substitution in the premises.

Dated _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _



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                                    X _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATEVER.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between TheStreet.com, Inc. (the "Corporation") and the Rights Agent thereunder (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

Signature(s) Guaranteed

By _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.



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